Exhibit 10.2

FIRST AMENDMENT
TO
OGE TRANSITIONAL SECONDING AGREEMENT
THIS FIRST AMENDMENT TO OGE TRANSITIONAL SECONDING AGREEMENT (this “Amendment”) is made and entered into as of October 22, 2014, by and between OGE Energy Corp, an Oklahoma corporation (“OGE”), and Enable Midstream Partners, LP, a Delaware limited partnership (formerly CenterPoint Energy Field Services LP) (the “Company”). OGE and the Company may sometimes be referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Seconding Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Parties entered into that certain OGE Transitional Seconding Agreement, dated May 1, 2013 (the “Seconding Agreement”), whereby OGE and the Company set forth their agreements with respect to the seconding of OGE’s Seconded Employees to the Company and its Subsidiaries (collectively, the “Company Group”) to exclusively perform certain services for the Company Group; and
WHEREAS, the Parties desire to continue the seconding of the Seconded Employees to the Company Group and amend the Seconding Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Seconding Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Paragraph 3.1 of the Seconding Agreement is hereby amended by adding the following to the end of the provision immediately following “Exhibit B”:
“provided, however, that, from and after January 1, 2015, the amount of the Company’s reimbursement obligation to Member with respect to Employment Costs arising from the OGE Retiree Medical Program and the OGE Pension Plan (each as defined in the Employee Transition Agreement), for the Seconded Employees listed on the attached Exhibit A shall be as follows:

(i)	for calendar years 2015 and 2016, $466,666 per month;

(ii)	for calendar year 2017, $375,000 per month;

(iii)
for calendar year 2018 and thereafter, the monthly amount shall be determined as of the first day of the applicable calendar year by the actuary engaged by OGE to serve as the actuary for the OGE Pension Plan based on the number of individuals listed on Exhibit A who are (i) Seconded Employees and (ii) actively participating and accruing a benefit

Exhibit 10.2

in the OGE Pension Plan and based on the applicable mortality tables and interest/discount rates used for such plan and the OGE Retiree Medical Program as of such determination date, with such amount to be determined by January 31st of each calendar year (and in no event shall such adjusted monthly amount exceed $375,000); and

(iv)
for all calendar years, OGE will allocate all other costs which are Employment Costs attributable to the Seconded Employees on Exhibit A on a basis and using a methodology consistent with past practice;

provided further, however, that this Agreement has not been terminated pursuant to Section 10 of this Agreement during such years. If this Agreement is terminated after January 1, 2015 by either Party during a calendar year, the monthly reimbursements in clause (i) or (ii) above, as applicable, for such partial calendar year shall cease as of such termination date and the amount for such termination month shall be equal to a pro-rated amount based on the number of days that this Agreement was in effect during such month. The Parties further agree and acknowledge that the Member shall not charge the Company, and the Company shall not be liable, for any charges, costs, expenses or liabilities for settlements or curtailments of the OGE Retiree Medical Program or the OGE Pension Plan under Accounting Standards Codification 715-30 (including, but not limited to, unamortized accumulated other comprehensive income). For the avoidance of doubt, any such settlement or curtailment charges shall not be included within Termination Costs or Severance Costs.”
2. Paragraph 6.2 of the Seconding Agreement is hereby amended by deleting all of the current provisions of paragraph 6.2 and inserting in lieu thereof the following:

“6.2
Member shall defend, indemnify and hold harmless the Company and the members of the Company Group and their respective officers, directors, employees and agents, and with respect to clause (vi) below only, CNP and its officers, directors, employees and agents from, against and with respect to any and all costs, lawsuits, proceedings, demands, assessments, penalties, fines, administrative orders, claims, losses, expenses, liabilities, obligations, and damages (including without limitation reasonable attorneys fees, costs and expenses incidental thereto) which in any way arise out of, result from, or relate to (i) any negligent or intentional act or omission on the part of Member, its officers or employees (excluding the Seconded Employees) or agents which creates any violation of applicable labor or employment laws, (ii) any personal injury, death, or damage claim by, on behalf of, or related to a Seconded Employee to the extent attributable to periods of time prior to the Effective Date, (iii) the Member’s or its Subsidiaries’ or Affiliates’ (other than the Group Members) failure to comply with all applicable laws, including applicable labor and employment laws, regulations or orders with respect to the Seconded Employees, (iv) any claim, demand or cause of action which may be brought by any Seconded Employee or his or her heirs for personal injury to, or death of such Seconded Employee to the extent covered by Member’s statutorily required workers compensation coverage or employer’s liability coverage applicable to such Seconded Employee and attributable to periods of time prior to the Employee Transfer Date, (v) any breach of this Agreement by Member; or (vi) any claim, demand or cause of action, and any liability arising from or relating to any claim, demand or cause of action, by a federal, state, local, municipal or other government, or by a regulatory or administrative agency, commission or body related to or arising with respect to the secondment of Seconded Employees for any purpose after December 31, 2014. Each of OGE, on behalf of OGE and its Subsidiaries, and the Company agree and acknowledge that the indemnification under clause (vi) of this paragraph 6.2 extends to CNP and that CNP may enforce it rights under clause (vi) of this paragraph 6.2 and to the extent of such provision, paragraphs 6.4, 6.5 and 6.6 shall include CNP as if it were a Party.”
3.    Paragraph 10.2 of the Seconding Agreement is hereby amended by deleting all of the current provisions of paragraph 10.2 and inserting in lieu thereof the following:

“10.2
Either Party may terminate this Agreement immediately upon notice to the other Party in the event that: (i) the Parties mutually agree to do so; (ii) the other Party materially breaches this Agreement and fails to cure such material breach within 90 days following written notice of such breach or (iii) the other Party becomes insolvent. In addition, OGE may terminate this Agreement at any time upon 120 days prior notice to the Company.”

4.    The Seconding Agreement, as amended herein, is ratified and confirmed.
5.    All other terms and conditions of the Seconding Agreement remain unchanged and in full force and effect.
6.    This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), all of which together shall constitute an agreement binding on all the Parties, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Amendment immediately upon affixing its signature hereto.
[Signature Page Follows]

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first above written.

ENABLE MIDSTREAM PARTNERS, LP
by Enable GP LLC, Its General Partner

By:	/s/ Lynn L. Bourdon III
Name: Lynn L. Bourdon III
Title: President and Chief Executive Officer

OGE ENERGY CORP.

By:	/s/ Sean Trauschke
Name: Sean Trauschke
Title: President

For purposes of Section 6 of the Seconding
Agreement as amended by this Amendment:

CENTERPOINT ENERGY, INC.

By:	/s/ Scott M. Prochazka
Name: Scott M. Prochazka
Title: President and Chief Executive Officer

[Signature Page to First Amendment to OGE Transitional Seconding Agreement]

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